
<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                          15,267
<INT-BEARING-DEPOSITS>                           8,105
<FED-FUNDS-SOLD>                                10,998
<TRADING-ASSETS>                                 5,587
<INVESTMENTS-HELD-FOR-SALE>                     47,459
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        168,078
<ALLOWANCE>                                      2,338
<TOTAL-ASSETS>                                 273,008
<DEPOSITS>                                     164,643
<SHORT-TERM>                                    36,712
<LIABILITIES-OTHER>                             12,629
<LONG-TERM>                                     38,753<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        190
<COMMON>                                            12
<OTHER-SE>                                      20,069<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 273,008
<INTEREST-LOAN>                                  3,596
<INTEREST-INVEST>                                  804
<INTEREST-OTHER>                                   353
<INTEREST-TOTAL>                                 4,753
<INTEREST-DEPOSIT>                               1,389
<INTEREST-EXPENSE>                               2,560
<INTEREST-INCOME-NET>                            2,193
<LOAN-LOSSES>                                      362
<SECURITIES-GAINS>                                  15<F3>
<EXPENSE-OTHER>                                  2,661
<INCOME-PRETAX>                                    991
<INCOME-PRE-EXTRAORDINARY>                         689
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       689
<EPS-BASIC>                                        .60
<EPS-DILUTED>                                      .60
<YIELD-ACTUAL>                                    3.78
<LOANS-NON>                                      1,093
<LOANS-PAST>                                         0<F4>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 2,285
<CHARGE-OFFS>                                      338
<RECOVERIES>                                        72
<ALLOWANCE-CLOSE>                                2,338
<ALLOWANCE-DOMESTIC>                             1,649<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                            689<F5>

<F1>Guaranteed Preferred Beneficial Interest in the Corporation's Junior
Subordinated Debt of $1,578 million is included in long-term debt for the period ended March 31, 2000.
<F2>Treasury stock of $1,329 million for the period ended march 31, 2000 is included as a reduction of stockholders' equity.
<F3>Investment securities gains do not include the Corporation's equity gains, which totaled $143 million for the period ended March 31, 2000.
<F4>For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.
<F5>The Corporation is not required to present separate data related to foreign activities. Foreign data is included in domestic as of March 31, 2000.

